As filed with the Securities and Exchange Commission on December 10, 1996


                                       Registration No. 333-10543

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                         AMENDMENT NO. 1
                               TO

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                      The Loewen Group Inc.
     (Exact name of registrant as specified in its charter)
                        British Columbia
 (State or Other Jurisdiction of Incorporation or Organization)
                           98-0121376
             (I.R.S. Employer Identification Number)
                       4126 Norland Avenue
                    Burnaby, British Columbia
                         Canada  V5G 3S8
                         (604) 299-9321
  (Address, including postal or zip code, and telephone number, including area code, of registrants' principal executive offices)
                      Timothy R. Hogenkamp
                Loewen Group International, Inc.
            50 East RiverCenter Boulevard, Suite 800
                   Covington, Kentucky  41011
                         (606) 431-6663
    (Name, Address, including zip code, and telephone number,
           including area code, of Agent for Service)
                         with copies to:
       Dwight K. Hawes
   Vice-President, Finance                  Michelle L. Johnson
    The Loewen Group Inc.          Thelen, Marrin, Johnson & Bridges LLP
     4126 Norland Avenue            Two Embarcadero Center, Suite 2100
  Burnaby, British Columbia     San Francisco, California  94111-3995
       Canada  V5G 3S8
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered solely in connection with dividend or interest reinvestment plans, check the following box.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
Information contained herein is subject to completion or amendment. A registration statement relating to the Offered Shares has been filed with the Securities and Exchange Commission. Offered Shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of Offered Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


         SUBJECT TO COMPLETION, DATED DECEMBER 10, 1996

Prospectus
                      THE LOEWEN GROUP INC.
    [logo]             4126 Norland Avenue
                    Burnaby, British Columbia
                          Canada V5G 3S8

                     1,500,000 Common Shares

     The Common shares without par value (the "Common Shares") of The Loewen Group Inc., a corporation under the laws of British Columbia ("Loewen"), offered hereby (the "Offered Shares") are being sold by certain shareholders of Loewen (collectively, the "Selling Shareholders"). Loewen will receive none of the proceeds from the sale of the Offered Shares. Information regarding the Selling Shareholders is set forth herein under the heading "Selling Shareholders."


     The Common Shares currently are traded on the New York Stock
Exchange under the symbol "LWN." On December 9, 1996, the closing price per Common Share on the New York Stock Exchange was $39.75.



     As  of the date of this Prospectus, Loewen is the subject of
an    unsolicited   exchange   offer   by   Service   Corporation
International.  See "The Company."


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                         SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                           COMMISSION
  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     Some or all of the Offered Shares may be offered for sale and sold from time to time by the Selling Shareholders on the New York Stock Exchange (or any other national securities exchange in the United States or interdealer quotation system on which the Common Shares may then be listed), in privately negotiated transactions (which may include block transactions) or otherwise. In addition, the Selling Shareholders may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the Offered Shares in connection therewith. This Prospectus may be used by the Selling Shareholders or by any broker-dealer who may participate in sales of the Offered Shares. Participating broker-dealers may act as agents or principals or both and may receive commissions, discounts or concessions in connection with sales or other transfers of Offered Shares. See "Plan of Distribution." Loewen Group International, Inc., a Delaware corporation and a wholly owned subsidiary of Loewen ("LGII"), has agreed to pay the expenses of registering the Offered Shares on behalf of the Selling Shareholders, other than broker-dealer commissions, discounts or concessions and any legal fees incurred by the Selling Shareholders in connection with sales of the Offered Shares.


     No person is authorized by Loewen or the Selling Shareholders to give any information or to make any representations other than those contained in this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that there has not been a change in the information contained herein since the date hereof.



        The date of this Prospectus is December __, 1996


                      AVAILABLE INFORMATION

     Loewen has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, with respect to the Offered Shares. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance  with  the rules and regulations  of  the  Commission.
Statements  made  in  the Prospectus as to the  contents  of  any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


      Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that Loewen files with the Commission electronically are contained in the Internet Web site maintained by the Commission. The Commission's Web site address is http://www.sec.gov. The Common Shares are traded on the New York Stock Exchange, The Toronto Stock Exchange and The Montreal Exchange. Reports, proxy statements and other information filed by Loewen may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005, at the offices of The Toronto Stock Exchange at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X IJ2 and at the offices of The Montreal Exchange at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.


        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


      The following documents heretofore filed by Loewen with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (File No. 0-18429 for filing prior to September 27, 1996; File No. 1-12163 for filings on or subsequent to September 27, 1996) are hereby incorporated herein by reference: (a) Loewen's (i) Annual Report on Form 10-K for the year ended December 31, 1995 filed March 28, 1996 (as amended on Form 10-K/A filed June 20,
1996); (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 (filed May 15, 1996), June 30, 1996 (filed August 14, 1996) and September 30, 1996 (filed November 14, 1996); (iii) Current Reports on Form 8-K dated January 3, 1996, January 17, 1996, January 24, 1996, January 26, 1996, February 6, 1996,
February 12, 1996, February 27, 1996, March 4, 1996, March 13, 1996, March 20, 1996, March 26, 1996 (as amended on Forms 8-K/A filed June 11, 1996 and July 6, 1996), March 31, 1996, May 1,
1996, May 8, 1996, May 24, 1996, May 31, 1996, June 4, 1996, June
6, 1996, June 17, 1996, June 30, 1996, August 7, 1996, August 26,
1996 (as amended on Form 8-K/A, filed October 30, 1996), August 29, 1996, September 5, 1996, September 17, 1996, September 20, 1996, September 24, 1996, September 26, 1996, October 1, 1996,
October 10, 1996, October 14, 1996, October 17, 1996, October 20, 1996, November 1, 1996, November 3, 1996 and November 5, 1996, November 12, 1996 and November 22, 1996; (iv) Reports by

                                2


Issuer
of Securities Quoted on Nasdaq Interdealer Quotation System on Form 10-C dated February 27, 1996 and March 20, 1996; and (b) the description of the Common Shares contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Loewen will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits to any such document unless such exhibits are specifically incorporated by reference into such document). Requests for such copies should be directed to the Corporate Secretary of Loewen, 4126 Norland Avenue, Burnaby, British Columbia, Canada V5G 3S8; telephone number (604) 299-9321.


         DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

       Certain documents incorporated by reference in this Prospectus contain both statements of historical fact and "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, earnings, capital structure and other financial items,
(ii) statements of the plans and objectives of the Company or its management, (iii) statements of future economic performance of the Company and (iv) assumptions underlying statements regarding the Company or its business. Important factors, risks and uncertainties that could cause actual results to differ materially from any forward-looking statements ("Cautionary Statements") are disclosed in certain documents incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.


                      FINANCIAL INFORMATION

     All  dollar amounts in financial statements incorporated  by reference  into  this  Prospectus are in  United  States  dollars
("U.S.$"  or  "$")  unless  otherwise indicated.   References  to
"Cdn.$" are to Canadian dollars.


     The consolidated financial statements of Loewen, its subsidiaries and associated entities (the "Company") included in Loewen's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in
Note 21 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and in Note 11 to the

                                3


interim consolidated  financial
statements included in the Company's Quarterly Report on Form 10-
Q for the quarter ended September 30, 1996.


     The consolidated financial statements of the Company for the year ended December 31, 1993, and for prior years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the year ended December 31, 1994 and subsequent periods in United States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00=Cdn$1.3217.


                           THE COMPANY


      The Loewen Group Inc. operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. The Company also engages in the pre-need selling of funeral, cemetery and cremation merchandise and services. As at November 1, 1996, the Company operated 946 funeral homes throughout North America. This included 827 funeral homes in the United States (including locations in Puerto Rico) and 119 funeral homes in Canada. In addition, as at such date, the Company operated 283 cemeteries in the United States and six cemeteries in Canada. As at the close of business on November 1, 1996, the Company had negotiated agreements for the acquisition of a further 89 funeral homes and 91 cemeteries in the United States.



      On September 17, 1996, Service Corporation International ("SCI") publicly distributed a letter to Raymond L. Loewen, Chairman and Chief Executive Officer of Loewen, in which SCI expressed an interest in discussing with Loewen a stock-for-stock transaction that would value the Common Shares at $43 per share. On September 24, 1996, the Board of Directors of Loewen unanimously rejected the proposal. On October 2, 1996, SCI announced that it intended to make an unsolicited exchange offer directly to the shareholders of Loewen (the "Proposed Offer"). SCI's announcement stated that SCI would offer holders of Common Shares $45 worth of common stock of New Service Corporation International, a newly organized holding company ("New SCI"), and that SCI will offer holders of Loewen's Series C preferred shares $29.51 worth of New SCI common stock. All Loewen shareholders would also be entitled to elect to receive, in lieu of New SCI common stock, shares of a Canadian subsidiary of New SCI ("Canadian SCI") that would be exchangeable for, and are intended to be equivalent to, shares of New SCI common stock. On October 3, 1996, New SCI and Canadian SCI filed with the Commission a Registration Statement on Form S-4 (File No. 333-13391) relating to the Proposed Offer. On October 10, 1996, the Loewen Board of Directors unanimously determined that the Proposed Offer is inadequate and not in the best interests of Loewen or its shareholders and recommended that the Loewen shareholders not tender their shares, if and when the Proposed Offer is commenced. Also on October 10, 1996, Loewen filed with the Commission a
Schedule  14D-9  providing  certain  information  regarding   the
Proposed Offer and summarizing the reasons why the Board of Directors recommended that the Loewen shareholders not tender their shares. The Schedule 14D-9 was mailed to Loewen shareholders on or about October 10, 1996.


      Loewen  was incorporated in 1985 under the laws of  British
Columbia,  Canada.   Loewen's  principal  executive  offices  are
located  at  4126  Norland  Avenue,  Burnaby,  British  Columbia,
Canada, V5G 3S8; telephone (604) 299-9321.

                                4


                      SELLING SHAREHOLDERS

         Certain of the Selling Shareholders listed in the following table have indicated their intention to sell some or all of the Offered Shares set forth opposite their respective names. The following table assumes that each of the Selling Shareholders will sell all of the
    Offered Shares set forth opposite such Selling Shareholder's name. However, one or more of the Selling Shareholders may sell only a small portion of or none of the Offered Shares set forth opposite such Selling Shareholder's name.

                                             Number
                                               of
                         Common Shares       Shares       Common Shares
                      Beneficially Owned     Held of      Beneficially
                         Prior to the        Record      Owned After the
                           Offering           to be         Offering
                                             Sold in
                      Number     Percent       the      Number    Percen
                        of          of      Offering      of       t of
                      Shares      Class                 Shares     Class
                        (1)        (1)
Gulf Group, Inc. and
Affiliates (2)


Gulf Group, Inc.      596,875(3) 1.01 %        49,167      0        0%



Gulf National Life
Insurance Company     547,708(4) 0.93         186,771      0        0


Gulf Holdings, Inc.   360,937(5) 0.61          82,500      0        0


Selected Funeral
Insurance Company     278,437    0.50         278,437      0        0


Bradford-O'Keefe
Funeral Homes, Inc.   20,625(6)  0.03          12,375      0        0

James F. Webb
Funeral Homes, Inc.   8,250      0.01           8,250      0        0


Jeremiah J. O'Keefe,  643,750(7) 1.09          26,250      0        0
Sr.


Jeffrey H. O'Keefe    783,750(7) 1.33          41,250      0        0


Other Selling
Shareholders

Willie E. Gary        375,000    0.64         375,000      0        0

People's Bank
Biloxi, as escrow
agent for Halbert E.
Dockins, Jr. and      240,000(8) 0.41         240,000      0        0
Michael S. Allred --
The Law Firm of
Allred and Donaldson


The O'Keefe           140,000(9) 0.24         140,000      0        0
Foundation


Michael F. Cavanaugh  60,000     0.10          60,000      0        0

Footnotes appear on the following page.

                                5



(1)  Determined as of December 2, 1996



(2)Gulf Group, Inc. ("Gulf Group") and its affiliates named herein (collectively, the "Gulf Shareholders") hold of record an aggregate of 685,000 Common Shares, all of which shares are Offered Shares. As a result of the affiliations among the Gulf Shareholders, Common Shares held of record by one of the Gulf Shareholders may be deemed to be beneficially owned by one or more of the other Gulf Shareholders. Each of Jeremiah J. O'Keefe, Sr. and Jeffrey H. O'Keefe holds more than 10% of the outstanding shares of capital stock of Bradford-O'Keefe Funeral Homes, Inc. ("Bradford-O'Keefe"), which is the sole shareholder of James F. Webb Funeral Homes, Inc. ("James F. Webb"). Jeremiah J. O'Keefe, Sr. also holds more than 10% of the outstanding shares of capital stock of Gulf Group, which is the sole shareholder of Gulf National
   Life Insurance Company ("Gulf National"). Gulf National holds more than 10% of the outstanding shares of capital stock of Gulf Holdings, Inc. ("Gulf Holdings"), which is the sole shareholder of Selected Funeral Insurance Company ("Selected Insurance"). Jeremiah J. O'Keefe, Sr. is a director of Gulf Group, Gulf Holdings and Bradford-O'Keefe. Jeffrey H. O'Keefe is a director of Gulf Group, Gulf National, Gulf Holdings and Selected Insurance.



(3)Includes  547,708  Offered  Shares  held  of  record  by  Gulf
   National, Gulf Holdings and Selected Insurance. Also includes 8,250 Common Shares originally issued to Gulf National Investment Company ("Gulf Investment"). Gulf Investment has been merged with and into Gulf Group.


(4)Includes  360,937  Offered  Shares  held  of  record  by  Gulf
   Holdings and Selected Insurance.

(5)Includes  278,437  Offered Shares held of record  by  Selected
   Insurance.

(6)Includes  8,250  Offered Shares held of  record  by  James  F.
   Webb.


(7)Includes 617,500 Offered Shares held of record by Gulf  Group,
   Gulf  National,  Gulf Holdings, Selected Insurance,  Bradford-
   O'Keefe and James F. Webb.


(8)Consists of shares held in an escrow account which may be revoked at any time by the law firm of Allred & Donaldson.


(9)Consists of shares acquired from Gulf Group, Gulf National and Jeremiah J. O'Keefe, Sr. in October 1996.


            AGREEMENTS WITH THE SELLING SHAREHOLDERS


     The Offered Shares were acquired by the Selling Shareholders (other than The O'Keefe Foundation, which acquired its shares from certain of the Selling Shareholders) in connection with the settlement (the "Settlement") of certain litigation against Loewen, LGII and two indirect subsidiaries. The Offered Shares are being registered pursuant to certain registration rights granted by Loewen pursuant to a Shareholders' Agreement made as of February 9, 1996, by and among Loewen, LGII, Jeremiah J. O'Keefe, Sr., Jeffrey H. O'Keefe, Bradford-O'Keefe, Gulf Holdings, Gulf Group, Gulf Investment, Gulf National, Selected Insurance, James F. Webb, Michael Allred and the law firm of Allred & Donaldson, Willie E. Gary and the law firm of Gary, Williams, Parenti, Finney, Lewis & McManus, Michael F. Cavanaugh, individually, and Halbert E. Dockins, Jr., individually (the "Shareholders' Agreement").



      The Shareholders' Agreement also includes, with respect to the Offered Shares (a) a per share price guarantee, pursuant to which, in certain circumstances, LGII will be required to pay to each Selling Shareholder, upon due notice ("Notice"), the amount by which $30 exceeds the weighted average closing price of the Common Shares on the New York Stock Exchange (or such other national securities exchange or interdealer quotation system as may then be the principal United States market for the Common Shares) for the five consecutive trading days preceding the date of the Notice, (b) a voting agreement pursuant to which the Selling Shareholders have agreed, until February 9, 1998, to vote the Offered Shares in accordance with the recommendations of the Board of Directors of Loewen, and (c) a right of first refusal granted to Loewen or its assignee by each of the Selling
Shareholders.    Pursuant  to  the  terms  of  the

                                6


Shareholders'
Agreement, Offered Shares sold pursuant to this Prospectus, upon transfer, will cease to be subject to the Shareholders' Agreement and persons who so acquire Offered Shares will not be entitled to receive any benefits from the Shareholders' Agreement.



                      PLAN OF DISTRIBUTION


     The Offered Shares may be sold from time to time on the New York Stock Exchange (or any other national securities exchange in the United States or interdealer quotation system on which the Common Shares may then be listed), in privately negotiated transactions (which may include block transactions) or otherwise. Such sales may be made at the market price prevailing at or around the time of sale, a price related to such prevailing market price or a negotiated price. In addition, the Selling Shareholders may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the Offered Shares in connection therewith. This Prospectus may be used by the Selling Shareholders or by any broker-dealer who may participate in sales of the Offered Shares. Participating broker-dealers may act as agents or principals or both and may receive commissions, discounts or concessions (which may be in excess of customary brokers' commissions) in connection with sales or other transfers of Offered Shares. Other than the right of first refusal included in the Shareholders' Agreement, Loewen has not entered into any agreements or arrangements relating to the sale of the Offered Shares.


     LGII has agreed to pay the expenses of registering the Offered Shares on behalf of the Selling Shareholders, other than broker-dealer commissions, discounts or concessions and any legal fees incurred by the Selling Shareholders in connection with sales of the Offered Shares. Loewen has agreed to indemnify the Selling Shareholders and any underwriter (as defined in the
Securities Act) for a Selling Shareholder against certain liabilities under the Securities Act.


                CERTAIN RESTRICTIONS ON TRANSFER


     The Offered Shares were issued to the Selling Shareholders pursuant to a private placement exemption under the laws of British Columbia, Canada. The Offered Shares may not be traded in British Columbia until the expiration of a one-year hold period that commenced on February 15, 1996 (the "British Columbia Hold Period"). The British Columbia Hold Period will expire on February 15, 1997. Until the British Columbia Hold Period has expired, the Offered Shares may not be sold into British Columbia.



     Loewen has been advised by the New York Stock Exchange that certificates representing Offered Shares will be freely tradable on the New York Stock Exchange.



                             EXPERTS


     The consolidated financial statements of Loewen incorporated by reference in this Prospectus have been audited by KPMG, Chartered Accountants, for the periods indicated in its report thereon, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on such report given on the authority of KPMG as experts in accounting and auditing.


                                7


                          LEGAL MATTERS


     The validity of the Offered Shares have been passed upon for Loewen by Russell & DuMoulin, Vancouver, British Columbia,
Canada.



   ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AGAINST LOEWEN

     Loewen is a corporation organized under and governed by the laws of the Province of British Columbia, Canada. Certain of its directors, controlling persons, and officers are residents of Canada, and all or a portion of the assets of such persons and of Loewen are located outside the United States. As a result, it may be difficult or impossible for United States holders of the Common Shares to effect service within the United States upon Loewen (although it may be possible to effect service upon direct or indirect United States subsidiaries of Loewen) and those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the Securities Act or the Exchange Act, to the extent such judgments exceed such person's United States assets. Loewen has been advised by Russell & DuMoulin, its Canadian counsel, that there is doubt as to the enforceability in Canada against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the Securities Act or the Exchange Act.

                                8


   No  dealer,  salesperson  or  other
person has been authorized to give any
information    or    to    make    any
representations   other   than   those
contained   in   this  Prospectus   in
connection with the offer and sale  of
securities made hereby, and  if  given
or    made,   such   information    or
representations  must  not  be  relied
upon as having been authorized by  the   THE LOEWEN GROUP INC.
Company  or  the Selling Shareholders.
This Prospectus does not constitute an
offer  of  any securities  other  than
those  to which it relates or an offer
or  a solicitation in any jurisdiction
to any person to whom it is not lawful
to  make such offer or solicitation in
such   jurisdiction.    Neither    the
delivery of this Prospectus,  nor  any
distribution   of   securities    made
hereunder     shall,     under     any
circumstances, create any  implication
that  there has not been a  change  in
the facts set forth in this Prospectus         PROSPECTUS
or in the affairs of the Company since
the    date   hereof   or   that   the
information   contained   herein    is
correct  as of any time subsequent  to
the date hereof.

          Table of contents
                                  Page

Available Information              2
Incorporation of Certain Information           1,5000,000
 by Reference                      2
Disclosure Regarding Forward-Looking         COMMON SHARES
 Statements                        3
Financial Information              3
The Company                        4
Selling Shareholders               5
Agreements with the Selling
 Shareholders                      6
Plan of Distribution               7
Certain Restrictions on Transfer   7
Experts                            7
Legal Matters                      8
Enforceability of Certain Civil               December    , 1996
 Liabilities Against Loewen        8


                             PART II


Item 14.  Other Expenses of Issuance and Distribution.

       The estimated fees payable by Loewen in connection with the issuance and registration of the Offered Shares are as follows:

       SEC Registration Fee                 $14,741.38
       Accounting Fees and Expenses           3,000.00
       Legal Fees and Expenses               10,000.00
       Printing Fees                         10,000.00
       Listing Fees                                -0-
       Transfer Agent Fees                         -0-
       Miscellaneous                          2,258.62

       TOTAL                                $40,000.00


Item 15.  Indemnification of Officers and Directors.

        Section 152 of the Company Act of British Columbia provides in part that:

       A company may, with the approval of the court, indemnify a director or former director of the company or a director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

       (a) he acted honestly and in good faith with a view to the best interests of the corporation of which his is or was a director; and

       (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

        Part 19 of Loewen's Articles provides that Loewen shall indemnify its directors generally in accordance with the provisions of Section 152 and that Loewen shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving Loewen in such capacity. The Articles further provide that Loewen may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of Loewen.

                                II-1


Item 16.  Exhibits.

     Exhibit
     Number Description

     5      Opinion re Legality


     5.1 Opinion of Russell & DuMoulin as to the legality of the Offered Shares*


     23     Consents of Experts and Counsel


     23.1      Consent of Russell & DuMoulin (included in Exhibit 5.1)*


     23.2      Consent of KPMG

     23.3      Consent of Price Waterhouse LLP

     23.4      Consent of Richter, Usher & Vineberg

     23.5      Consent of Altschuler, Melvion and Glasser LLP


     23.6      Consents   of   Keith   J.   Schulte   Accountancy
               Corporation


     23.7      Consents of Hirsch, Oelbaum, Bram & Hanover

     23.8      Consent of KPMG Peat Marwick LLP


     24     Power of Attorney*


     ______________
     *Previously filed



Item 17.  Undertakings.

       (a)  The undersigned registrant hereby undertakes:

             (1)  To  file, during any period in which offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
registration statement;

                 (i)   To  include  any  prospectus  required  by
      Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the
      aggregate,   represent   a  fundamental   change   in   the
      information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the

                                II-2


      maximum   aggregate  offering  price  set  forth   in   the
      "Calculation of Registration Fee" table in the effective registration statement;

                (iii)To  include  any material  information  with
      respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by Loewen pursuant to
      Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                II-3


                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Canada on December 10, 1996.


                         The Loewen Group Inc.



                         By: /s/ Raymond L. Loewen
                             Raymond L. Loewen
                             Chairman of the Board and Chief
                         Executive Officer



      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Dated:  December 10, 1996                   /s/ Raymond L. Loewen

                         Raymond L. Loewen
                         Chairman of the Board, Chief Executive
                         Officer and Director
                         (Principal Executive Officer)



Dated:  December 10, 1996              /s/ Timothy R. Hogenkamp *

                         Timothy R. Hogenkamp
                         President and Chief Operating Officer
                         and Director
                         (Principal Executive Officer)



Dated:  December 10, 1996                       /s/ Paul Wagler *

                         Paul Wagler
                         Senior Vice-President, Finance and Chief
                         Financial Officer
                         and Director
                         (Principal Financial Officer)


Dated:  December 10, 1996              /s/ Wm. Grant Ballantyne *


                         Wm. Grant Ballantyne

                         Senior Vice-President, Financial Control and Administration
                         (Principal Accounting Officer)

                                II-4



Dated:  December 10, 1996                /s/ Kenneth S. Bagnell *

                         Kenneth S. Bagnell
                         Director


Dated:  December 10, 1996/s/ The Honorable J. Carter Beese, Jr. *

                         The Honorable J. Carter Beese, Jr.
                         Director


Dated:  December 10, 1996                  /s/ Earl A. Grollman *

                         Earl A. Grollman
                         Director


Dated:  December 10, 1996                  /s/ Peter S. Hyndman *

                         Peter S. Hyndman
                         Director


Dated:  December 10, 1996          /s/ Albert S. Lineberry, Sr. *

                         Albert S. Lineberry, Sr.
                         Director


Dated:  December 10, 1996                 /s/ Charles B. Loewen *

                         Charles B. Loewen
                         Director


Dated:  December 10, 1996                /s/ Robert B. Lundgren *

                         Robert B. Lundgren
                         Director


Dated:  December 10, 1996                 /s/ James D. McLennan *

                         James D. McLennan
                         Director

                                II-5



Dated:

                         Lawrence Miller
                         Director

Dated:
                         Ernest G. Penner
                         Director


Dated:  December 10, 1996/s/ The Right Honourable John N. Turner,
P.C., C.C., Q.C. *
                             The Right Honourable John N. Turner,
P.C., C.C., Q.C.
                         Director


Authorized Representative in the United States


     The undersigned is Loewen's authorized representative in the United States.



Dated:  December 10, 1996              /s/ Timothy R. Hogenkamp *

                         Timothy R. Hogenkamp



*By:                      /s/ Raymond L. Loewen

   Raymond L. Loewen
   Attorney-in-fact

                                II-6


                          EXHIBIT INDEX


     Exhibit
     Number Description

     5      Opinion re Legality


     5.1 Opinion of Russell & DuMoulin as to the legality of the Offered Shares*


     23     Consents of Experts and Counsel


     23.1      Consent of Russell & DuMoulin (included in Exhibit 5.1)*


     23.2      Consent of KPMG

     23.3      Consent of Price Waterhouse LLP

     23.4      Consent of Richter, Usher & Vineberg

     23.5      Consent of Altschuler, Melvion and Glasser LLP


     23.6      Consents   of   Keith   J.   Schulte   Accountancy
               Corporation


     23.7      Consents of Hirsch, Oelbaum, Bram & Hanover

     23.8      Consent of KPMG Peat Marwick LLP


     24     Power of Attorney*



     ____________
     *Previously filed

                                                     EXHIBIT 23.2

                      [LETTERHEAD OF KPMG]

                 CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Loewen Group Inc.

We consent to the use of our report, dated February 26, 1996, except as to Note 12(b), which is as of March 19, 1996 and Note 20, which is as of March 26, 1996, relating to the consolidated balance sheets of The Loewen Group Inc. as at December 31, 1995 and 1994, and the related consolidated statements of operations, retained earnings, and changes in financial position for each of the years in three year period ended December 31, 1995, and related schedule, which report is incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG
KPMG
Chartered Accountants
Vancouver, Canada
December 10, 1996

                                                     EXHIBIT 23.3

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of
The Loewen Group Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 of The Loewen Group Inc. of our report dated June 16, 1995 with respect to the financial statements of MHI Group, Inc. as of April 30, 1995, and for each of the two years in the period ended April 30, 1995, which appears as Exhibit No. 99.1 to The Loewen Group Inc. Form 8-K dated May 1, 1996.

/s/  PRICE WATERHOUSE, LLP
PRICE WATERHOUSE, LLP
Tampa, Florida
December 10, 1996

                                                     EXHIBIT 23.4

                        AUDITOR'S CONSENT

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated February 27, 1996 with respect to the financial statements of Paperman & Sons Inc. as of November 30, 1995 and for the eleven months then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

/s/ Richter, Usher & Vineberg
Richter, Usher & Vineberg
Montreal, Quebec
December 10, 1996

                                                     EXHIBIT 23.5

                  INDEPENDENT AUDITORS' CONSENT

We have issued our report dated July 26, 1995, accompanying the consolidated financial statements of Weinstein Family Services, Inc. and Subsidiaries as of and for the year ended April 30, 1995 included in the current report on Form 8-K of the Loewen Group Inc. dated May 1, 1996, which is incorporated by reference in this registration statement. We hereby consent to the incorporation by reference in the registration statement on Form S-3 of the aforementioned report.

/s/ Altschuler, Melvoin and Glasser LLP
Altschuler, Melvoin and Glasser LLP
Chicago, Illinois
December 10, 1996

                                                     EXHIBIT 23.6

    [LETTERHEAD OF KEITH J. SCHULTE ACCOUNTANCY CORPORATION]

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated April 24, 1996, with respect to the financial statements of Security Plus Mini & RV Storage, Inc. as of December 31, 1994 and for the year then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

                         KEITH J. SCHULTE ACCOUNTANCY CORPORATION

                         By: /s/ Keith J. Schulte
                              Keith J. Schulte
                              Certified Public Accountant

Long Beach, California
December 10, 1996

    [LETTERHEAD OF KEITH J. SCHULTE ACCOUNTANCY CORPORATION]

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated April 24, 1996, with respect to the financial statements of International Memorial Society, Inc. as of December 31, 1994 and for the year then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

                         KEITH J. SCHULTE ACCOUNTANCY CORPORATION

                         By: /s/ Keith J. Schulte
                              Keith J. Schulte
                              Certified Public Accountant

Long Beach, California
December 10, 1996

    [LETTERHEAD OF KEITH J. SCHULTE ACCOUNTANCY CORPORATION]

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated April 24, 1996, with respect to the financial statements of Springs Mausoleum, Inc. as of December 31, 1994 and for the year then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

                         KEITH J. SCHULTE ACCOUNTANCY CORPORATION

                         By: /s/ Keith J. Schulte
                              Keith J. Schulte
                              Certified Public Accountant

Long Beach, California
December 10, 1996

                                                     EXHIBIT 23.7

         [LETTERHEAD OF HIRSCH, OELBAUM, BRAM & HANOVER]

                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated February 27, 1995 and April 23, 1996 as to Note 8, with respect to the financial statements of Cemetery Gardens, Inc., as of December 31, 1994 and for the year then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

/s/ Hirsch, Oelbaum, Bram & Hanover, C.P.A., P.C.
New York, New York
December 10, 1996

         [LETTERHEAD OF HIRSCH, OELBAUM, BRAM & HANOVER]

                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated May 15, 1995 and, with respect to the financial statements of Beverly Hills Cemetery Corporation, Inc., as of December 31, 1994 and for the year then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

/s/ Hirsch, Oelbaum, Bram & Hanover, C.P.A., P.C.
New York, New York
December 10, 1996

                                                     EXHIBIT 23.8

                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-3 of The Loewen Group Inc. of our report dated May 31, 1996 with respect to the consolidated balance sheet of Ourso Investment Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K/A No. 2 of The Loewen Group Inc. dated July 5, 1996.

/s/ KPMG Peat Marwick LLP
KPMG PEAT MARWICK LLP

New Orleans, Louisiana
December 10, 1996

        [Letterhead of Thelen, Marrin, Johnson & Bridges]



                        December 10, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  The Loewen Group Inc.
          Amendment No. 1 to Registration Statement on Form S-3
(File No. 333-10543)

Dear Sir or Madam:

          On behalf of The Loewen Group Inc., a corporation under the laws of British Columbia, Canada (the "Registrant"), pursuant to Rule 101(a)(1)(i) of Regulation S-T, we herewith transmit for filing Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-10543) (the "Registration Statement"), including exhibits, relating to the resale of certain Common shares without par value of the Registrant. The filing fee in the amount of $14,741.38 was paid with the original filing of the Registration Statement on August 21, 1996.

          Please contact the undersigned at 415-955-3673 with any comments regarding the Registration Statement.

                        Very truly yours,

              THELEN, MARRIN, JOHNSON & BRIDGES LLP

                     /s/ Carissa C. W. Coze
                       Carissa C. W. Coze



Attachment
cc:       New York Stock Exchange, Inc.